SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2008

HEALTHEXTRAS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-31014	52-2181356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 548-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 04, 2008, HealthExtras, Inc. (the “Company”) announced that Bruce Metge, age 51, has been recruited by the Company as General Counsel and Corporate Secretary. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company entered into an employment agreement with Mr. Metge effective May 30, 2008. Mr. Metge’s employment agreement provides for a 3-year term that commences on July 7, 2008, the first day of his employment with the Company. There is no automatic extension of the employment agreement term and the employment agreement contains provisions involving termination of his employment, as well as provisions relating to a change in control of the Company. Thomas M. Farah will be transitioning out of the role of General Counsel and Corporate Secretary effective July 7, 2008, and will remain with the Company and continue to serve as the Company’s legal advisor on health care regulatory matters, give attention to legislative affairs and provide legal support for various Company initiatives.

Mr. Metge’s employment agreement provides for a base salary of $310,000. It also provides for target ranges for annual cash and stock incentive awards, with Mr. Metge’s annual cash incentive award target ranging from 0% to 60% of his base salary, with a target of 30% of his base salary, and his potential annual restricted stock incentive award ranging from 0 to 10,000 shares, with a target of 5,000 shares. In addition, the employment agreement provides for, among other things, participation by Mr. Metge in employee benefit plans and reimbursement of reasonable expenses incurred in advancing our business. Benefits provided include reasonable paid vacation, and term life insurance equal to at least three times his base salary. In addition, pursuant to his employment agreement, Mr. Metge will receive a restricted stock grant covering 10,000 shares of our common stock. The grant will be subject to the terms of a restricted stock agreement and our equity plan, including a four-year vesting schedule. The employment agreement provides that all of the restricted stock and unvested equity awards held by Mr. Metge at the time of a change in control will become immediately vested at the time of a change in control.

The employment agreement also provides Mr. Metge with certain payments and benefits upon termination of service, including a termination after a change in control. Upon a termination of employment without cause or for good reason, Mr. Metge would be entitled to accelerated vesting of restricted stock and other unvested equity awards equal to the amount that would have vested over the 12-month period following termination had he remained employed during that 12-month period, and severance payments equal to two times base salary payable over the 12-month period following the termination date and Company paid healthcare benefits for a period of 12 months following termination date. In the event that a termination of employment without cause or for good reason occurs within 12 months following a change in control, Mr. Metge would be entitled to the same severance payable in a lump sum, plus an additional lump sum severance payment equal to two times his targeted bonus. Notwithstanding the foregoing, in the event that a termination of employment without cause occurs within the first 9 months following Mr. Metge’s start date, 25% of Mr. Metge’s initial restricted stock grant would immediately vest and additionally, Mr. Metge would only be entitled to receive severance payments equal to one times base salary payable over the 12-month period following the termination date and Company paid healthcare benefits for a period of 12 months following the termination date. However, provisions in Mr. Metge’s employment agreement regarding termination of employment without cause occurring within the first 9 months of the start date will not apply if the termination also occurs after a change in control or the date Mr. Blair is no longer CEO of the Company. All of the severance payments and benefits are subject to a possible 280G cut back and the receipt of severance payments are subject to Mr. Metge signing a release. Also, payments may be delayed for six months due to Section 409A of the Internal Revenue Code. “Cause” is generally defined in Mr. Metge’s employment agreement as (i) a failure to comply with any law or regulation arising from conduct not undertaken in good faith, (ii) fraud or dishonesty against the Company, (iii) misappropriation of funds, property or rights of the Company, (iv) willful breach or habitual neglect of job duties or refusal to comply with explicit directives of the Company, (v) conviction of a felony or crime involving moral turpitude, (vi) his use, possession or being under the influence of illegal drugs at work or (vii) a breach of any non-competition or confidentiality agreements with or written policies of the Company to which he is bound. “Good reason” is generally defined in Mr. Metge’s employment agreement as (i) the assignment to Mr. Metge of duties materially inconsistent with his position or (ii) the Company’s substantial failure to honor the terms of the employment agreement. Following a change in control, “good reason” also includes (i) a more than 50 mile relocation of Mr. Metge’s primary office location, and more than 50 miles from his residence (ii) a substantial change in his travel obligations or (iii) the failure to provide him with substantially similar benefits at substantially the same cost. “Change in control” is generally defined in Mr. Metge’s employment agreement as (i) a change in a majority of the board within a 24-month period that is not approved by at least two-thirds of the incumbent directors, (ii) a person becomes a beneficial owner of 35% or more of the voting power of the Company’s securities, (iii) a business combination, except where more than 50% of the voting power is retained by existing stockholders, a majority of the members of the resulting board were incumbent directors prior to the business combination and no person holds 35% or more of the voting power of the Company’s securities, (iv) a sale of substantially all of the Company’s assets or (v) any other event that the Board of directors of the Company determines constitutes a change in control.

Pursuant to the employment agreement, Mr. Metge is subject to certain restrictions, including a 12-month non-solicit of customers, 12-month non-solicit and no-hire of employees, and a 12-month non-compete. However, if termination occurs within

12 months following a change in control, he will be subject to a 24-month non-compete. The agreement provides that the non-compete and non-solicit provisions shall be construed or, if necessary, limited to ensure that Mr. Metge is not in violation of any rules of legal ethics to which he is subject. The employment agreement also provides for a non-disclosure of confidential information into perpetuity and also an invention assignment agreement. The employment agreement provides entitlement to reasonable legal fees if a dispute arises within 12 months following a change in control regarding the payment of severance.

The foregoing description of the employment agreement is only a summary and is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement dated May 30, 2008 between HealthExtras, Inc. and Bruce Metge.

99.1	Press Release, dated June 4, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEXTRAS, INC.

Date: June 4, 2008	By:	/s/ Thomas M. Farah
	Name:	Thomas M. Farah
	Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated May 30, 2008 between HealthExtras, Inc. and Bruce Metge.

99.1	Press Release, dated June 4, 2008.